                                                                     EXHIBIT 3.1


                           ARTICLES OF INCORPORATION
                                      OF
                             WESTOWER CORPORATION


                                   ARTICLE I
                                   ---------

                                     NAME
                                     ----

     The name of this corporation is Westower Corporation. The corporation is incorporated under Title 23B RCW, and has perpetual existence.

                                  ARTICLE II
                                  ----------

                                    SHARES
                                    ------

     2.1  Authorized Shares. The number of shares the corporation is authorized
          -----------------
to issue is 10,000,000 shares of Common Stock, having a par value of $.01 per share.

     2.2  Consideration For Shares. Shares may be issued for consideration
          ------------------------
consisting of any tangible or intangible property or benefit to the corporation, including cash, promissory notes, services performed, contracts for services to be performed, or other securities of the corporation, as may be authorized by the board of directors. The board of directors may determine that the consideration received or to be received for the shares to be issued is adequate; when the corporation has received the consideration so determined, the shares issued therefor will be fully paid and nonassessable.

     2.3  No Cumulative Voting The shareholders are not entitled to cumulate
          --------------------
votes at any election of directors.

     2.4  No Preemptive Right. The shareholders do not have any preemptive right
          -------------------
to acquire unissued shares or securities convertible into or carrying a right to subscribe for or acquire shares.

                                  ARTICLE III
                                  -----------

                          REGISTERED OFFICE AND AGENT
                          ---------------------------

     The street address of the corporation's initial registered office is 1420 Fifth Avenue, Suite 4100, Seattle, Washington 98101-2338, and the name of its initial registered agent at that office is LPSL Corporate Services, Inc.

                                  ARTICLE IV
                                  ----------

                                 INCORPORATOR
                                 ------------

     The incorporator is LPSL Corporate Services, Inc., 1420 Fifth Avenue, Suite 4100, Seattle, Washington 98101-2338.

                                   ARTICLE V
                                   ---------

                                   DIRECTORS
                                   ---------

     The number of directors will be fixed, and may be increased or decreased, from time to time by the process specified in the bylaws. The names and addresses of the individuals who are to serve as initial directors are: Calvin Jay Payne, Stanley Roy Jeffrey and Walter Friesen.

                                  ARTICLE VI
                                  ----------

                      LIMITATION OF DIRECTORS' LIABILITY
                      ----------------------------------

     Any personal liability of a director to the corporation or its shareholders for monetary damages for conduct as a director is eliminated, except for any liability for any acts or omissions that involve intentional misconduct by a director or a knowing violation of law by a director, for conduct violating RCW 23B.08.310, for any transaction from which the director will personally receive a benefit in money, property, or services to which the director is not legally entitled, or for any act or omission occurring prior to the date when this Article becomes effective. If after this Article becomes effective the Washington Business Corporation Act is amended to authorize further elimination or limitation of liability of a director, then, upon the effective date of the amendment, the liability of a director shall be further eliminated and limited without further act to the fullest extent so authorized. No amendment or repeal of these Articles of Incorporation shall reduce the extent of any elimination or limitation of liability of a director existing immediately prior to the amendment or repeal.

                                  ARTICLE VII
                                  -----------

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS
                   -----------------------------------------

     7.1  Right to Indemnification.  EACH INDIVIDUAL (including an individual's
          ------------------------
personal representative) who was or is made a party or is threatened to be made a party to, or is otherwise involved (including, without limitation, as a witness) in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or by or in the right of the corporation, or otherwise (a "Proceeding") because the individual or another individual of whom the individual is a personal representative:

               (a) is or was a director or officer of the corporation or any predecessor entity, or

               (b) being or having been such a director or officer, is or was serving at the request of the corporation or any predecessor entity as a director, officer, partner, trustee, employee, agent, or in any other relationship or capacity whatsoever, of any other foreign or domestic corporation, partnership, joint venture, employee benefit plan or trust or other trust, enterprise or other private or governmental entity, agency, board, commission, body or other unit whatsoever ((a) and (b) collectively, an "Indemnitee")

SHALL BE INDEMNIFIED AND HELD HARMLESS by the corporation to the fullest extent not prohibited by the Washington Business Corporation Act as the same exists or may hereafter be amended (but, in the case of any amendment, only to the extent that the amendment does not prohibit the corporation from providing broader indemnification rights than prior to the amendment) IF the Indemnitee acted in good faith and reasonably believed the Indemnitee's conduct was in the corporation's best interests (in the case of conduct in the Indemnitee's official capacity with the corporation) and (in all other cases) was at least not opposed to the corporation's best interests and is fairly and reasonably entitled to indemnification in view of all the relevant circumstances ("Corporation's Standards for Indemnification"), WITHOUT REGARD TO the limitations in RCW 23B.08.510 through 23B.08.550, AND WHETHER OR NOT the Indemnitee met the standard of conduct set forth in RCW 23B.08.510 or any other standard of conduct set forth in RCW 23B.08.500 through RCW 23B.08.580,

AGAINST ALL DIRECT AND INDIRECT EXPENSES, LIABILITIES AND LOSSES (including but not limited to attorneys fees, judgments, settlements, penalties, fines, ERISA and employee benefit plan and other excise taxes and other taxes and penalties, environmental and remediation expenses, settlements, penalties and fines, and other adverse effects) that are actually incurred or suffered by the Indemnitee in connection with the Proceeding (whether or not the basis of the Proceeding is alleged conduct, action or inaction in an official capacity as a director, officer, partner, trustee, employee, agent, or in any other relationship or capacity whatsoever).

     The indemnification granted in this Article is a contract right and includes the right to payment by, and the right to receive reimbursement from, the corporation of all the Indemnitee's expenses as they are incurred, including advances in advance of final disposition of the Proceeding. The term "expenses" as used in this Article includes without limitation all counsel and attorneys' fees and costs.

     Notwithstanding the foregoing, an advance for expenses incurred by an Indemnitee who is a party to a Proceeding because the Indemnitee is or was a director of the corporation or any predecessor entity shall be made in advance of final disposition of the Proceeding only upon receipt by the corporation of
(i) a written undertaking (hereinafter an "undertaking") executed personally or on the Indemnitee's behalf to repay the advance if and to the extent it is ultimately determined by order of a court having jurisdiction (which determination shall become final upon expiration of all rights to appeal, hereinafter a "final adjudication") that the Indemnitee is not entitled to be indemnified for such expenses under this Article, and (ii) a written affirmation by the Indemnitee of the Indemnitee's good faith belief that the Indemnitee has met the Corporation's Standards for Indemnification as defined in this Article for the amount claimed.

The undertaking must be an unlimited general obligation of the Indemnitee, unsecured and without reference to financial ability to make repayment.

     7.2  Court-Ordered Indemnification or Advance: Presumption.  If any claim
          -----------------------------------------------------
for indemnification or advance of expenses under Section 7.1 of this Article is not paid in full by the corporation within 30 days after a written claim has been received by the corporation, the Indemnitee may at any time thereafter apply for indemnification or advance of expenses to the court conducting the Proceeding or to another court of competent jurisdiction. If the Indemnitee is successful in whole or in part in any such application, the corporation shall also pay to Indemnitee all the Indemnitee's expenses in connection with the application.

The Indemnitee shall be presumed to be entitled to indemnification and advances of expenses under this Article upon the corporation's receipt of Indemnitee's written claim (and in any application to a court for indemnification or advance of expenses), and thereafter the corporation shall have the burden of proof to overcome that presumption.

Neither the fact that the corporation (including its board of directors, special legal counsel or its shareholders under RCW 23B.08.550, or otherwise) did, nor the fact that the corporation (including its board of directors, special legal counsel or its shareholders under RCW 23B.08.550, or otherwise) did not, make a determination that the Indemnitee is or is not entitled to indemnification or advance of expenses, shall be a defense to the application or create a presumption that the Indemnitee is not so entitled.

If the Indemnitee applies to a court having jurisdiction for determination of the right to indemnity or advance of expenses, or amount thereof, the court's determination shall become final upon expiration of all rights to appeal, and such a final adjudication shall supersede any other determination made in accordance with RCW 23B.08.550, or otherwise.

     7.3  Nonexclusivity of Rights, Severability. The right to indemnification
          --------------------------------------
(including but not limited to payment, reimbursement and advances of expenses) granted in this Article is not exclusive of any other rights that any individual may have or hereafter acquire under any statute, common law, provision of the Articles of Incorporation or Bylaws of the corporation, agreement, vote or resolution of shareholders or disinterested directors, or otherwise. Notwithstanding any amendment to or repeal of this Article, any Indemnitee shall be entitled to indemnification and advance of expenses in accordance with the provisions of this Article with respect to any conduct, acts or omissions of the Indemnitee occurring prior to the amendment or repeal. If any provision or term of this Article is determined to be void or unenforceable for any reason, the remaining provisions and terms shall remain in full force and effect.

     7.4  Insurance, Contracts and Funding:. The corporation may purchase and
          ---------------------------------
maintain insurance, at its expense, to protect itself and any individual (including an individual's personal representative) who is or was a director, officer, employee or agent of the corporation or any predecessor entity or who being or having been such a director or officer, is or was serving at the request of the corporation or any predecessor entity as a director, officer, partner, trustee, employee, agent, or in any other relationship or capacity whatsoever, of any other foreign or domestic corporation, partnership, joint venture, employee benefit plan or trust or other trust, enterprise or other private or governmental entity, agency, board, commission, body or other unit whatsoever, against any expense, liability or loss, whether or not the corporation would have power to indemnify the individual against the same expense, liability or loss under the Washington Business Corporation Act, or RCW 23B.08.510 or 23B.08.520, or otherwise. The corporation may grant indemnity, and may enter into contracts granting indemnity, to any such individual, whether or not in furtherance of the provisions of this Article, and may create trust funds, grant security interests and use other means (including, without limitation, letters of credit) to secure and ensure the payment of indemnification amounts.

     7.5  Partial Indemnification. If an Indemnitee is entitled to
          -----------------------
indemnification by the corporation for some or a portion of expenses, liabilities or losses, but not for the total amount thereof, the corporation shall nevertheless indemnify the Indemnitee for the portion of the expenses, liabilities and losses to which the Indemnitee is entitled.

     7.6  Successors and Assigns.  All obligations of the corporation to
          ----------------------
indemnify any Indemnitee: (i) are binding upon all successors and assigns of the corporation (including any transferee of all or substantially all of its assets and any successor by merger or otherwise by operation of law), (ii) are binding on and inure to the benefit of the spouse, heirs, personal representatives and estate of the Indemnitee, and (iii) shall continue as to an Indemnitee who has ceased to be a director, officer, partner, trustee, employee, or agent (or other relationship or capacity) included in the definition of Indemnitee in Section
7.1 of this Article. The corporation shall not effect any sale or other transfer of substantially all of its assets, merger, consolidation or other reorganization unless the purchaser, transferee, successor or surviving entity (as the case may be) agrees in writing to assume all such obligations of the corporation.

                                 ARTICLE VIII
                                 ------------

                                    BYLAWS
                                    ------

     The board of directors may adopt, amend or repeal the bylaws, or adopt new bylaws, subject to the reserved power of the shareholders to amend or repeal the bylaws, or adopt new bylaws, and in amending or repealing a particular bylaw to provide expressly that the board of directors may not amend or repeal that bylaw.

                                  ARTICLE IX
                                  ----------

                    AMENDMENT OF ARTICLES OF INCORPORATION
                    --------------------------------------

     The corporation reserves the right from time to time to amend, alter, change or repeal any and all provisions of its Articles of Incorporation by majority vote of all votes entitled to be cast by the holders of the then outstanding shares of Common Stock, in any manner now or hereafter prescribed or permitted by statute. All rights of the shareholders, directors, and officers of the corporation are granted subject to this reservation.



          IN WITNESS WHEREOF, the undersigned has executed these Articles on June 6, 1997.


                                             LPSL CORPORATE SERVICES; INC

                                             By /s/ Hartley Paul
                                                -----------------------------
                                                Hartley Paul, Vice President